Data as of 4/30/15

Manager’s Commentary

Market Review

In March, economic indicators in China were weak suggesting that the cyclical slowdown had yet to reach bottom. This appears to be classic "bad news is good news", as investor expectations for additional support from the central government and People's Bank of China ("PBoC") rose. The previous reserve requirement ratio ("RRR") and interest rate cuts were not enough to support GDP growth of "around 7%". In contrast, there is a lot of room for conventional supportive policies, i.e. more interest rate and RRR cuts from the current elevated levels, especially in comparison to other countries. Supportive measures for the property market can also be an effective way to manage the down-cycle while avoiding shocks. Separately, economic rebalancing through the reform process appears to be relatively smooth. Three more free trade zones ("FTZ") were established after the Shanghai FTZ. The FTZ's are designed to lower international trade barriers, open up international investment opportunities and lead financial liberalization. Although these efforts will take longer to yield results, we believe the government is moving in the right direction.

The Hong Kong economy remained unexciting in April, especially when the YTD retail sales number continued to deteriorate. The Taiwan stock market has been on a gradual uptrend since its last bottom in October 2014. At the end of the month, news of a potential stock connect program between the mainland and Taiwan added another push to the stock market.

Fund Review

Riding on strong momentum from previous months, The China Fund, Inc. (the "Fund") outperformed the MSCI Golden Dragon Index (the "benchmark index") for the month of April. The outperformance was primarily due to stock selection across a wide range of sectors, including financials and information technology. Conversely, an underweight to financials and an overweight to consumer discretionary detracted from relative performance.

Our exposure to railways was the most notable contributor during April. We have held these positions for more than five years. The surge in share price was triggered by the government's approval of a merger between the two largest railway companies. In response, we trimmed our exposure and rotated the profits into laggards in the railway space as we aim to avoid crowded trades. On the other hand, our Taiwanese sport bike manufacturer experienced some weakness in April after strong outperformance over the Taiwan broader index during the past six months. Fundamentally, nothing has changed for this company. The share price movement was largely a result of fund rotation out of outperformers and into the financials sector in April. We remain confident of the long term outlook for this company, as it is well positioned to benefit from the rising awareness of health issues around the world.

Key Transactions

During April, our main focus was to take profits on strong performers such as CSR Corp and rotate the profits into laggards in the industrial and consumer staples space. We continue to add to Zhuzhou CSR and Want Want China; two quality names we believe deserve better valuations. In addition, we initiated China A-share positions, with a focus on consumer electronics and automotive companies. These names are trading at reasonable valuations and offer strong growth potential. They also give us exposure to the consumer space where stock selection opportunities are limited in the offshore market. However, overall, we believe HK-listed equities offer stronger growth potential.

Outlook

We remain positive on Greater China equities, especially for HK-listed stocks. We believe the current market re-rating is coming from an extremely depressed level and is likely to continue, driven by equity- friendly government policies, structural asset allocation to China and attractive valuations for Hong Kong- listed stocks. Our portfolio strategy remains focused on identifying long term turnaround and growth opportunities, many of which are mid and smaller sized companies. After a long period of being ignored, these are now very much in the limelight. The recovery of Digital China in March and April is a good example of this.

The opening up of China's domestic equity markets offers a wider investment universe which we expect to utilize over time, but for now, in our view, Hong Kong-listed equities offer the stronger potential.

In Brief

Fund Data

Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$394.4
Median Market Cap (in billions)	$6.7
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns)
(as of 4/30/15)	Fund	Benchmark[1]
One Month	14.27%	11.61%
Three Month	19.76%	15.74%
One Year	34.70%	32.91%
Three Year	17.37%	14.43%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 4/30/15)	$25.15 / $21.91

High / Low Ranges (52-Week)
High / Low NAV	$25.53 / $19.82
High / Low Market Price	$22.46 / $17.64
Premium/Discount to NAV (as of 4/30/15)	-12.88%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	39,793
Expense Ratio	1.30%

Fund Managers

Christina Chung, CFA
Lead Portfolio
Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year Inception
NAV	14.27%	19.76%	21.67%	34.70%	17.37%	8.87%	16.29%	11.74%
Market Price	13.23%	17.10%	20.19%	32.59%	15.57%	8.77%	13.85%	10.67%
MSCI Golden Dragon Index	11.61%	15.74%	18.82%	32.91%	14.43%	9.69%	11.11%	—

Calendar Year Returns

	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.t12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at April 30, 2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	25.92%	22.12%
Financials	25.21%	40.63%
Consumer Discretionary	17.49%	5.84%
Industrials	11.78%	7.02%
Consumer Staples	4.81%	2.66%
Telecom Services	4.01%	7.08%
Health Care	2.79%	1.16%
Materials	0.93%	3.69%
Energy	0.77%	5.28%
Utilities	0.00%	4.52%
Other assets & liabilities	6.28%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	73.47%	74.12%
Hong Kong Red Chips	11.02%	13.10%
Hong Kong 'H' shares	19.50%	28.26%
Equity linked securities ('A' shares)	13.80%	0.00%
China 'A' & 'B' shares	0.00%	0.22%
Other Hong Kong securities	29.15%	32.54%
Taiwan	20.47%	25.88%
Other assets & liabilities	6.06%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.57%
ICBC LTD (China)	6.47%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.81%
CHINA MOBILE LTD (China)	4.01%
TAIWAN SEMIC CO LTD (Taiwan)	3.86%
DIGITAL CHINA HOLDINGS LTD (China)	3.69%
TENCENT HOLDINGS LTD (China)	3.49%
HERMES MICROVISION INC (Taiwan)	3.27%
LI & FUNG LTD (H.K.)	3.12%
QINGLING MOTORS CO LTD (China)	2.97%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	15.36	13.66
P/B Ratio	2.53	1.59
Issues in Portfolio	44	281
Foreign Holdings (%)	93.72	100.00
Other assets & liabilities (%)	6.28	0.00
Yield (%)	2.30	2.65

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					26.02
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	147.00	3,170,000	15,215,503	3.86
DIGITAL CHINA HOLDINGS LTD	861	12.00	9,391,000	14,538,371	3.69
TENCENT HOLDINGS LTD	700	160.90	663,200	13,766,490	3.49
HERMES MICROVISION INC	3658	2,170.00	182,000	12,895,579	3.27
LARGAN PRECISION CO LTD	3008	3,080.00	96,000	9,654,542	2.45
DELTA ELECTRONICS INC	2308	185.00	1,513,000	9,139,457	2.32
ADVANTECH CO LTD	2395	253.50	814,841	6,744,668	1.71
GOLDPAC GROUP LTD	3315	6.49	5,521,000	4,622,587	1.17
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.86	37,480,000	4,158,347	1.05
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	98.40	1,067,000	3,428,224	0.87
ASM PACIFIC TECHNOLOGY LTD	522	86.90	295,700	3,315,078	0.84
BAIDU INC	BIDU	200.28	15,821	3,168,630	0.80
WAR HSBC BANK PLC (exch. for CHONGQING CHUANYI AUTOM)	N/A	4.06	487,000	1,978,194	0.50
Financials					25.25
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	111.80	1,797,000	25,918,659	6.57
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	6.76	29,244,000	25,503,872	6.47
HONG KONG EXCHANGES AND CLEARING LTD	388	296.60	495,300	18,952,309	4.81
SUN HUNG KAI PROPERTIES LTD	16	129.20	688,000	11,467,628	2.91
CATHAY FINANCIAL HOLDING CO LTD	2882	53.70	4,183,000	7,334,523	1.86
CHAILEASE HOLDING CO LTD	5871	84.10	2,328,200	6,393,314	1.62
HONGKONG LAND HOLDINGS LTD	H78	8.10	497,000	4,025,700	1.02
Consumer Discretionary					17.54
LI & FUNG LTD	494	7.91	12,044,000	12,290,509	3.12
QINGLING MOTORS CO LTD	1122	3.13	28,960,000	11,694,066	2.97
MERIDA INDUSTRY CO LTD	9914	230.00	1,323,000	9,935,676	2.52
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	4.18	1,530,489	6,397,444	1.62
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	9.19	676,267	6,214,894	1.58
CLSA FINANCIAL WTS (exch. for GREE ELECTRICAL APP INC)	N/A	9.32	446,629	4,163,922	1.06
HSBC BANK PLC (exch. for MIDEA GROUP CO LTD)	N/A	5.96	670,000	3,993,200	1.01
CLSA GLOBAL MARKETS (exch. for MIDEA GROUP CO LTD)	N/A	6.05	605,157	3,659,384	0.93
DONGFENG MOTOR GROUP CO LTD	489	12.94	2,148,000	3,585,842	0.91
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	4.12	739,970	3,050,156	0.77
ZHONGSHENG GROUP HOLDINGS LTD	881	7.10	3,163,500	2,897,669	0.73
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	4.06	231,700	940,702	0.24
CLSA GLOBAL MARKETS PTE (exch. for CHINA CYTS TOURS HOLDIN)	N/A	4.24	78,635	333,098	0.08
Industrials					11.81
CHINA EVERBRIGHT INTERNATIONAL LTD	257	14.52	5,969,000	11,181,263	2.84
BEIJING ENTERPRISES HOLDINGS LTD	392	71.25	1,185,000	10,892,457	2.76
CSR CORP LTD	1766	15.02	3,697,000	7,163,777	1.82
CLSA FINANCIAL PRODUCTS WTS (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	5.01	1,297,127	6,496,012	1.65
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	66.00	517,000	4,402,072	1.12
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	4.64	864,000	4,005,504	1.02
CHINA STATE CONSTRUCTION INT	3311	14.98	746,000	1,441,695	0.37
HSBC BANK PLC (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	4.94	203,000	1,002,008	0.25
Consumer Staples					4.82
WANT WANT CHINA HOLDINGS LTD	151	8.52	9,155,000	10,062,841	2.55
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.59	50,320,000	3,830,146	0.97
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	7.43	371,242	2,758,328	0.70
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	7.53	315,651	2,377,483	0.60
Telecom Services					4.01
CHINA MOBILE LTD	941	110.50	1,108,000	15,795,184	4.01

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Health Care					2.79
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICAL)	N/A	9.19	696,350	6,399,457	1.62
CSPC PHARMACEUTICAL GROUP LTD	1093	8.04	3,820,000	3,962,252	1.00
CLSA FINANCIAL PRODUCTS LTD (exch. for JIANGSU HENGRUI MEDICAL)	N/A	9.33	68,103	635,060	0.16
Materials					0.93
TIANGONG INTERNATIONAL CO LTD	826	1.54	18,480,000	3,671,515	0.93
Energy					0.77
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	2.09	11,227,000	3,027,141	0.77

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2015 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0415